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Exhibit 99.2

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

KANEB SERVICES LLC

FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
MARCH 11, 2005.

        The undersigned hereby appoints John R. Barnes, Howard C. Wadsworth and Sheila Turner, or any of them or their substitutes, as proxies, each with the power to appoint substitutes, and hereby authorizes them to represent and vote, as designated by the undersigned herein, all the common shares of Kaneb Services LLC held of record by the undersigned at the close of business on January 24, 2005, with all powers that the undersigned would possess if personally present, at the Special Meeting of Shareholders to be held at 900 East Lookout Drive, Richardson, Texas 75082, on Friday, March 11, 2005, at 2:00 p.m. Central Time, and at any reconvened meeting following adjournments or postponements of the Special Meeting. In their discretion, the proxies are authorized to take action in accordance with their judgment upon any other business that may properly come before the Special Meeting, or any reconvened meeting following an adjournment or postponement of the Special Meeting.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF SHAREHOLDERS OF

KANEB SERVICES LLC

March 11, 2005

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.
COMPANY NUMBER
—OR—

TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER
—OR—

INTERNET—Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

\/  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
		1.	To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 31, 2004, by and among Valero L.P., Kaneb Services LLC and the other parties thereto, as it may be amended from time to time, under which, among other things, Kaneb Services LLC will merge with a subsidiary of Valero L.P.	☐	☐	☐
		2.	To consider and vote upon a proposal to adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement described in the immediately above proposal.	☐	☐	☐
		3.	In their discretion, the proxies named herein are also authorized to take action upon any other business as may properly come before the special meeting or any adjournments or postponements thereof.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED 'FOR' EACH OF THE PROPOSALS. THE PROXIES ARE AUTHORIZED TO TAKE ACTION UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING, OR ANY RECONVENED MEETING FOLLOWING AN ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING.
IF YOU DO NOT SIGN AND RETURN A PROXY, SUBMIT A PROXY BY TELEPHONE OR THROUGH THE INTERNET, OR ATTEND THE MEETING AND VOTE BY BALLOT, COMMON SHARES THAT YOU OWN CANNOT BE VOTED.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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  Exhibit 99.2